                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 3, 1999, included in and incorporated by reference in Allegiance Telecom, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN LLP

Dallas, Texas
January 3, 2000